Exhibit 107
Calculation of Filing Fee Tables

S-8
(Form Type)

Sun Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.01 par value per share	457(h)	3,000,000	$159.89	$479,670,000	0.0000927	$44,465.41
		Total Offering Amounts			$479,670,000		$44,465.41
		Total Fee Offsets					---
		Net Fee Due					$44,465.41

(1)Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers such indeterminate number of additional shares of Sun Communities, Inc.’s (the “Registrant”) common stock that may become issuable under the Registrant’s 2015 Equity Incentive Plan (the “Plan”) by reason of any future stock splits, stock dividends or similar adjustment of the Registrant’s common stock.

(2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based on the average of the high and low prices reported for the Registrant’s common stock on the New York Stock Exchange on June 9, 2022.